UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

MoonLake Immunotherapeutics

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dorfstrasse 29, Zug, Switzerland 6300
NOTICE OF THE 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 5, 2025
To the Shareholders of MoonLake Immunotherapeutics:
NOTICE IS HEREBY GIVEN, that MoonLake Immunotherapeutics (the “Company”) will hold its 2025 Annual General Meeting of Shareholders (the “Annual Meeting”) on Thursday, June 5, 2025, at 8:00 a.m. Eastern Time at the offices of Gibson, Dunn & Crutcher LLP, located at 200 Park Avenue, New York, New York 10166. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):
(1)	To elect the three Class III director nominees named in the Proxy Statement to serve until the 2028 Annual General Meeting of Shareholders and until their successors are duly elected and qualified;
(2)	To ratify, by ordinary resolution, the selection of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025;
(3)	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers; and
(4)	To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.
The Board of Directors has fixed April 10, 2025 as the record date. Only shareholders of record at the close of business on that date will be entitled to notice of, and to attend and vote at the Annual Meeting or any adjournment or postponement thereof.
By Order of the Board of Directors

/s/ Dr. Jorge Santos da Silva
Dr. Jorge Santos da Silva
Chief Executive Officer

Zug, Switzerland
April 22, 2025
Whether or not you expect to attend the Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

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LEGAL MATTERS
Helix-Moonlake Merger. On April 5, 2022 (the “Merger Closing”), MoonLake Immunotherapeutics, a Cayman Islands exempted company (formerly known as Helix Acquisition Corp. prior to the Merger Closing, “Helix”), consummated a merger pursuant to a Business Combination Agreement dated October 4, 2021 (the “Business Combination Agreement”), by and among Helix, MoonLake Immunotherapeutics AG, a Swiss stock corporation (Aktiengesellschaft) registered with the commercial register of the Canton of Zug, Switzerland under the number CHE-433.093.536 (“MoonLake AG”), the existing equityholders of MoonLake AG set forth on the signature pages to the Business Combination Agreement and equityholders of MoonLake AG that executed joinders to the Business Combination Agreement (collectively, the “ML Parties”), Helix Holdings LLC, a Cayman Islands limited liability company and the sponsor of Helix (the “Sponsor”), and the representative of the ML Parties (such transactions contemplated by the Business Combination Agreement, collectively, the “Merger”). In connection with the Merger Closing, the Company changed its name from Helix Acquisition Corp. to MoonLake Immunotherapeutics.
Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual General Meeting of Shareholders to Be Held on June 5, 2025. The Proxy Statement and Annual Report for the year ended December 31, 2024 are available at www.proxyvote.com.
Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the Proxy Statement, including statements about the Company’s Board of Directors, corporate governance practices, executive compensation program, equity compensation utilization and environment, social and governance (“ESG”) initiatives, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may”, “might”, “will”, “objective”, “intend”, “should”, “could”, “can”, “would”, “expect”, “believe”, “design”, “estimate”, “predict”, “potential”, “plan”, or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results or outcomes to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.
Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.
Use of Trademarks. MoonLake is the trademark of MoonLake Immunotherapeutics. Other names and brands may be claimed as the property of others.
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Dorfstrasse 29, Zug, Switzerland 6300
PROXY STATEMENT
FOR THE 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING
What Is the Purpose of These Proxy Materials?
We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of MoonLake Immunotherapeutics (“we”, “us”, “our” or the “Company”) for use at the 2025 Annual General Meeting of Shareholders (the “Annual Meeting”) to be held on June 5, 2025 at 8:00 a.m. Eastern Time, or at any other time following adjournment or postponement thereof. You are invited to attend the Annual Meeting at the offices of Gibson, Dunn & Crutcher LLP, located at 200 Park Avenue, New York, New York 10166 and to vote on the proposals described in this Proxy Statement. The proxy materials are first being made available to our shareholders on or about April 22, 2025.
Why Did I Receive a Notice of Internet Availability?
Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing the proxy materials to our shareholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our shareholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.
Who Can Vote?
Only shareholders of record at the close of business on April 10, 2025 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date, 63,474,253 shares of our Class A Ordinary Shares and 729,320 shares of our Class C Ordinary Shares were issued and outstanding. Each Class A and Class C Ordinary Share is entitled to one vote on each proposal to be voted on at the Annual Meeting.
What Is the Difference between Holding Shares as a Registered Shareholder and as a Beneficial Owner?
Registered Shareholder: Shares Registered in Your Name
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered to be, with respect to those shares, the registered shareholder, and these proxy materials are being sent directly to you by us.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If your shares are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.

What Am I Voting on?
The proposals to be voted on at the Annual Meeting are as follows:
(1)	Election of three Class III director nominees to serve until the 2028 Annual General Meeting of Shareholders (“Proposal 1”);
(2)	Ratification, by ordinary resolution, of the selection of Baker Tilly US, LLP as the Company’s independent auditor for 2025 (“Proposal 2”); and
(3)	Approval of, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (“Proposal 3”).
How Does the Board Recommend That I Vote?
The Board recommends that you vote your shares “FOR” each director nominee in Proposal 1 and “FOR” Proposals 2 and 3.
What If Another Matter Is Properly Brought before the Annual Meeting?
As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.
What Does It Mean If I Receive More Than One Set of Proxy Materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares are voted.
How Do I Vote?
Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting.
Registered Shareholder: Shares Registered in Your Name
If you are the registered shareholder, you may vote your shares in person at the Annual Meeting or by proxy in advance of the Annual Meeting by Internet (at www.proxyvote.com) or, if you requested paper copies of the proxy materials, by completing and mailing a proxy card or by telephone (at 800-690-6903).
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner, you may direct your broker, fiduciary or custodian how to vote in advance of the Annual Meeting by following the instructions they provide or, if you want to vote your shares in person at the Annual Meeting, you should contact your bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy”.
What Happens If I Do Not Vote?
Registered Shareholder: Shares Registered in Your Name
If you are the registered shareholder and do not vote in one of the ways described above, your shares will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine”. Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote”. Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.
What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?
Registered Shareholder: Shares Registered in Your Name
The shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered shareholder and you sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine”. Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.
Can I Change My Vote after I Submit My Proxy?
Registered Shareholder: Shares Registered in Your Name
If you are the registered shareholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
(1)	You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;
(2)	You may submit new proxy instructions via telephone or the Internet;
(3)	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or
(4)	You may vote in person at the Annual Meeting. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.
Your last submitted vote is the one that will be counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.
What Is the Quorum Requirement?
The holders of a majority of the shares outstanding must be present in person or represented by proxy at the Annual Meeting to constitute a quorum. A quorum is required to transact business at the Annual Meeting.
Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum within 30 minutes of the meeting start time, unless otherwise determined by the Board of Directors, the Annual Meeting will be adjourned to the same day in the next week at the same time and place and, if there is no quorum within 30 minutes of the adjourned meeting start time, the shares present in person or represented by proxy at the adjourned meeting shall constitute a quorum.
How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?
Votes will be counted by Broadridge Financial Solutions, the Inspector of Elections appointed for the Annual Meeting.

Proposal 1: Election of Directors
At the Annual Meeting, directors will be elected by a plurality of the votes cast. This means that the three nominees who receive the highest number of votes cast “FOR” are elected as Class III directors. Broker non-votes, if any, and votes that are withheld will not be counted as votes cast on the matter and will have no effect on the outcome of the election. Shareholders do not have cumulative voting rights for the election of directors.
Other Proposals
A simple majority of the votes cast at the Annual Meeting is required to approve Proposals 2 and 3. Broker non-votes, if any, and abstentions will not be counted as votes cast on these matters and will have no effect on the outcome of these matters.
Who May Attend and Participate in the Annual Meeting?
Only shareholders as of the Record Date are entitled to attend the Annual Meeting in person. Attendees should bring the appropriate materials described below in order to be admitted to the meeting.
Natural Persons. If you are a registered shareholder, your name will be on a list, and you will be able to gain entry with a government-issued photo identification, such as a driver’s license, state-issued ID card or passport. If you are the beneficial owner, in order to gain entry you must present a government-issued photo identification and proof of beneficial share ownership as of the Record Date that includes the same name that is on your government-issued photo identification. Acceptable forms of proof of beneficial share ownership include your Notice, a copy of your proxy card or voting instruction form, if you received one, or an account or brokerage statement showing share ownership as of the Record Date.
Entities. If you are a director, officer, trustee or other legal representative of an entity that owns shares of the Company, you must present a government-issued photo identification, evidence that you are authorized to act on behalf of the entity at the Annual Meeting and, if the entity is a beneficial owner, proof of the entity’s beneficial share ownership as of the Record Date.
Non-Shareholders. If you are not a shareholder and are not the representative of an entity that owns shares of the Company, you will be entitled to admission only if you are a proxy holder attending in lieu of a shareholder. To gain entry, you must present a government-issued photo identification and either a valid proxy from a registered shareholder authorizing you to vote the shareholder’s shares or, if you are a proxy holder for a beneficial shareholder, a valid legal proxy from the record holder or the bank, brokerage firm or other nominee that holds shares on behalf of the beneficial shareholder.
The offices of Gibson, Dunn & Crutcher LLP are located at 200 Park Avenue, New York, New York 10166, adjacent to Grand Central Terminal on East 42nd Street and accessible via Metro-North Railroad and various New York City subway lines. All shareholders are directed to the building’s main security desk located on the mezzanine level. Upon presentation of identification and the materials described above, shareholders will be directed to the Gibson, Dunn & Crutcher LLP reception on the 47th floor.
No cameras, video or recording equipment will be permitted at the Annual Meeting. Many cellular phones have built-in digital cameras, and while these phones may be brought into the Annual Meeting, the camera function may not be used at any time. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which will be available to shareholders during the meeting.
Who Is Paying for This Proxy Solicitation?
We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares held in “street name”.
Our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.
How Can I Find out the Voting Results?
We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS
The number of directors constituting the Board is currently set at six. Pursuant to the terms of our Memorandum and Articles of Association (“MAA”), at the Annual Meeting, the shareholders will vote to elect the three Class III director nominees named in this Proxy Statement to serve until the 2028 Annual General Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Our Board has nominated Dr. Jorge Santos da Silva, Simon Sturge and Dr. Andrew Phillips for election to our Board. Each of Dr. Santos da Silva, Mr. Sturge and Dr. Phillips was initially appointed to the Board in April 2022 in accordance with the Business Combination Agreement. Our director nominees have indicated that they are willing and able to serve as directors. However, if any of them becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board.
Information Regarding Director Nominees and Continuing Directors
Our Board is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class III directors, who are up for election at this meeting for a term expiring at the 2028 Annual General Meeting of Shareholders; one Class I director, whose term expires at the 2026 Annual General Meeting of Shareholders; and two Class II directors, whose terms expire at the 2027 Annual General Meeting of Shareholders.
Biographical and other information regarding our director nominees and directors continuing in office, including the primary skills and experiences considered by our Nominating and Corporate Governance Committee (the “Nominating Committee”) in determining to recommend them as nominees, is set forth below.

Name	Class	Age (as of April 22)	Position
Dr. Jorge Santos da Silva	III	48	Chief Executive Officer; Director
Simon Sturge(1)(3)	III	66	Independent Chairperson of the Board
Spike Loy(1)(2)	I	44	Independent Director
Catherine Moukheibir(1)(2)	II	65	Independent Director
Dr. Andrew Phillips(2)(3)	III	54	Independent Director
Dr. Ramnik Xavier	II	63	Independent Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee
Class I Director Continuing in Office
Spike Loy has served as a director of our Company since April 2022. Mr. Loy has also served as a director of our subsidiary, MoonLake AG, since May 2021. Mr. Loy is a Managing Director at BVF Partners L.P., a private investment firm, where he has served since August 2009. Mr. Loy previously served as a director of GH Research PLC (Nasdaq: GHRS), a biopharmaceutical company, from October 2020 to March 2022, and currently serves as a director of multiple private biopharmaceutical companies. Mr. Loy holds a J.D. from Harvard Law School and a B.A. in Human Biology, with a minor in Economics, from Stanford University.
We believe Mr. Loy is qualified to serve on our Board because of his experience serving as a director of biopharmaceutical companies and as a manager of funds specializing in the area of life sciences.
Class II Directors Continuing in Office
Catherine Moukheibir has served as a director of our Company since April 2022. Ms. Moukheibir is a professional non-executive director specializing in life sciences. In this capacity, she has served as chair of the audit committees of various biotechnology companies, including Ironwood Pharmaceuticals (Nasdaq: IRWD) since 2019. She also serves on the boards of private biotechnology companies. She previously served on the boards of various biotechnology companies, including Oxford Biomedica plc (OTCMKTS: OXBDF), Biotalys (EBAR: BTLS), Ablynx (acquired by Sanofi in 2019), Kymab (acquired by Sanofi in 2021), Zealand Pharma (CPH: ZEAL), Creabilis (acquired by Sienna Biopharmaceuticals in 2016), GenKyoTex (acquired by Calliditas Therapeutics in 2020) and Orphazyme (CPH: ORPHA). Over the last 20 years, Ms. Moukheibir has held a number of executive-level finance positions at numerous biotechnology companies, including as Director of Capital Markets at Zeltia Group, from 2001-2007; Chief Financial Officer at Movetis, from 2008 to 2010; Executive Vice President of Finance and Strategy at Innate Pharma (Nasdaq: IPHA), from 2011-2016; and Chairman, then Chief Executive Officer of MedDay Pharmaceuticals from 2016-2021. Ms. Moukheibir began her career in management consulting in Boston and London and then worked in investment banking, where she served as an Executive Director in equity capital markets, first at Citi then at Morgan Stanley in London between 1997 and 2001. Ms. Moukheibir also served for five years on the advisory board of the business school at Imperial College (London). She earned an M.A. in Economics and an M.B.A. from Yale University.
We believe Ms. Moukheibir is qualified to serve on our Board because of her financial expertise, experience on the boards of directors of life sciences companies in the United States and Europe and experience in a variety of roles in executive management, management consulting and investment banking.
Dr. Ramnik Xavier has served as a director of our Company since April 2022. Since 2018, Dr. Xavier has served as a core institute member of the Broad Institute of MIT and Harvard, where he also serves as Director of the Klarman Cell Observatory. Dr. Xavier has served as Director of the Broad Institute’s Immunology Program since 2019 and Co-Director of the Broad’s Infectious Disease and Microbiome Program since 2016. Since 2013, Dr. Xavier has served as a Professor of Medicine at Harvard Medical School, where he is currently the Kurt J. Isselbacher Professor of Medicine. In addition, since 2018 he has served as Director of the Center for Computational and Integrative Biology and as a member in the Department of Molecular Biology at Massachusetts General Hospital. He has also served as co-director of the Center for Microbiome Informatics and Therapeutics at MIT since 2014. Dr. Xavier holds an M.B. Ch.B. (Hons.) from the Godfrey Huggins School of Medicine, University of Zimbabwe and a Ph.D. from the University of Groningen (Netherlands).
We believe Dr. Xavier is qualified to serve on our Board because of his extensive biomedical research experience and research specializations in the characterization of genetic variants, chemical biology approaches to cellular disease and computational approaches to diseases and treatments.
Class III Director Nominees
Dr. Jorge Santos da Silva has served as Chief Executive Officer and a director of our Company since April 2022. He co-founded MoonLake AG and served as its Chief Executive Officer from July 2021 until the Merger Closing. Dr. Santos da Silva also serves as a professor and Board Advisor at the School of Medicine at the Minho University (Portugal). Prior to co-founding MoonLake AG, Dr. Santos da Silva was at McKinsey & Company, Inc., a consulting firm, from September 2007 to June 2021, where he served as Senior Partner and led the Pharmaceutical & Medical Products Practice, the Biotech group and the Biosimilars group and advised international biopharmaceutical and biotechnology companies on corporate and business-unit strategy, commercial operating models, research and development, organizational design, mergers and acquisitions and joint ventures. Dr. Santos da Silva was a Postdoctoral Fellow at Cold Spring Harbor Laboratory and holds a Ph.D. in Neuronal Cell Biology from the University of Turin (Italy) and a B.Sc. in Molecular Biology from the University of Glasgow, Institute of Biological and Life Sciences (United Kingdom). He also participated in a work placement in neurobiology at the European Molecular Biology Laboratory, Heidelberg (Germany).
We believe Dr. Santos da Silva is qualified to serve on our Board because of his extensive management and operational experience in the life sciences sector, as well as his academic and research experience in the life sciences.
Simon Sturge has served as a director of our Company and Chairperson of the Board since April 2022. Mr. Sturge also serves as the Chairperson of the board of directors of MoonLake AG. Prior to MoonLake AG, Mr. Sturge served as the Chief Executive Officer of Kymab Ltd, a biotechnology company, from May 2019 to July 2021. Prior to that, Mr. Sturge was at Merck Group Germany, a science and technology company, from March 2013 to April 2019, most recently serving as the Chief Operating Officer. He served as the Senior Vice President of Boehringer Ingelheim, a pharmaceutical company, from January 2010 to January 2013. Mr. Sturge has served as a director at Galapagos NV (Nasdaq: GLPG), a pharmaceutical company since September 2023. He is also a director at two private biotechnology companies, a private consulting company and a private investment company. Mr. Sturge previously served as a director at Feedback PLC (LON: FDBK), a biotechnology company, from 2017 to June 2021. He received a degree from the University of Sussex.
We believe Mr. Sturge is qualified to serve on our Board because of his experience serving as a director and executive officer of biotechnology and pharmaceutical companies.

Dr. Andrew Phillips has served as a director of our Company since April 2022. Dr. Phillips has served as the Chief Executive Officer and President of Aleksia Therapeutics, Inc., a biotechnology company, since August 2022, where he previously served as interim Chief Executive Officer; and as the Chief Executive Officer and President of Nexo Therapeutics, Inc., a biotechnology company, since November 2022. Previously, he served as the Chief Executive Officer of Blossom Bioscience Ltd., a biotechnology company, from June 2021 to December 2023. Prior to Blossom, he served as a Managing Director at Cormorant Asset Management, an investment manager, from August 2020 to July 2022. He served as Chief Financial Officer of Helix from April 2021 until the Merger Closing. Dr. Phillips currently serves as a director at Enliven Therapeutics, Inc. (Nasdaq: ELVN), a biopharmaceutical company, and OnKure, Inc. (Nasdaq: OKUR), a biopharmaceutical company. He also serves as a director at various private biotechnology companies. Dr. Phillips previously served as a director at Elevation Oncology, Inc. (Nasdaq: ELEV) from November 2020 through June 2021, and Immuneering Corp. (Nasdaq: IMRX) from December 2020 through July 2021, both biotechnology companies. From January 2016 to March 2020, Dr. Phillips was with C4 Therapeutics, Inc. (Nasdaq: CCCC), a clinical-stage biopharmaceutical company focused on therapeutics for the treatment of cancer and other diseases, where he served as Chief Executive Officer from May 2018 to March 2020, President from September 2016 to May 2018 and Chief Scientific Officer from January 2016 to May 2018. From July 2014 to January 2016, he served as Senior Director, Center for Development of Therapeutics at the Broad Institute, a biomedical and genomic research organization. From June 2010 to January 2015, Dr. Phillips was a Professor of Chemistry at Yale University, and from July 2001 to June 2010 he was Assistant Professor, Associate Professor, and Professor of Chemistry and Biochemistry at the University of Colorado. He holds a B.Sc. in Biochemistry and a Ph.D. in Chemistry from the University of Canterbury (New Zealand).
We believe Dr. Phillips is qualified to serve on our Board because of his experience serving as an executive officer of biopharmaceutical companies and as a manager of funds specializing in the area of life sciences, in addition to his extensive academic and leadership positions in the area of life sciences.
Board Recommendation
The Board recommends a vote “FOR” the election of each of the Class III director nominees set forth above.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR SELECTION
Our Audit Committee has selected Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm for the year ending December 31, 2025. In this Proposal 2, we are asking shareholders to vote to ratify this selection. Representatives of Baker Tilly are expected to attend the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.
Shareholder ratification of the selection of Baker Tilly as the Company’s independent auditor is not required by applicable law or our MAA. However, we are seeking shareholder ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, the committee will reconsider its selection. Even if the selection is ratified, the committee, in its discretion, may direct the selection of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
Baker Tilly has served as our independent auditor since June 2022 and previously provided services to MoonLake AG through the Merger Closing. The following table summarizes the audit fees billed and expected to be billed by Baker Tilly for the indicated fiscal years and the fees billed by Baker Tilly for all other services rendered during the indicated fiscal years. All services associated with such fees were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Year Ended December 31,
Fee Category	2024	2023
Audit Fees(1)	$973,450	$1,254,054
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$973,450	$1,254,054

(1)
Audit Fees include fees for professional services rendered for the audit of year-end financial statements, reviews of quarterly financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.

(2)
Audit-Related Fees include fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end financial statements and are not reported under “Audit Fees”. These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

(3)	Tax Fees include fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.
(4)	All Other Fees consist of fees billed for all other services, including annual licensing fees for accounting database subscriptions.
In addition, in 2024, MoonLake AG incurred $31,427 (CHF 26,500) in audit fees for services provided by OBT AG pertaining to the audit of the statutory financial statements of MoonLake AG for the period ended December 31, 2023. In 2023, MoonLake AG incurred $23,812 (CHF 21,860) in audit fees for services provided by OBT AG pertaining to the audit of the statutory financial statements of MoonLake AG for the period ended December 31, 2022.
Pre-Approval Policies and Procedures
Our Audit Committee has adopted procedures requiring the pre-approval of all audit and permissible non-audit services performed by our independent registered public accounting firm. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.
These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary modified, at least annually. The committee may pre-approve certain other audit-related or other non-audit services it believes would not impair the independence of the auditor and are consistent with SEC and Public Company Accounting Oversight Board (“PCAOB”) rules on auditor independence. The committee does not delegate its responsibility to approve services performed by our auditor to any member of management. The committee has delegated authority to the committee chair to pre-approve any audit or non-audit service to be provided to us by our auditor provided that the fees for such services do not exceed $100,000. Any approval of services by the committee chair pursuant to this delegated authority must be reported to the committee at its next regularly scheduled meeting.

Report of the Audit Committee
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2024 with the Company’s management and with Baker Tilly, the Company’s independent registered public accounting firm. The Audit Committee has discussed with Baker Tilly the matters required to be discussed by the applicable standards of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from Baker Tilly pursuant to applicable PCAOB requirements regarding its communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Baker Tilly its independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
This report is provided by the following directors, who serve on the Audit Committee:
Catherine Moukheibir (Chair)
Simon Sturge
Spike Loy
Board Recommendation
The Board recommends a vote “FOR” the ratification, by ordinary resolution, of the selection of Baker Tilly to serve as our independent auditor.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Our Board is asking you to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement. This item, which is provided pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is commonly referred to as a “say-on-pay” resolution.
This say-on-pay proposal gives our shareholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices described in this Proxy Statement. Please read the “Executive Compensation” section, including the Compensation Discussion and Analysis and the compensation tables and accompanying narrative disclosure, for information about our executive compensation program, including details of our 2024 compensation for our named executive officers. Our Compensation Committee believes that these policies and practices are effective in implementing our compensation philosophy and achieving our compensation program goals.
As an advisory vote, the outcome of the vote on this proposal is not binding. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of this vote when making future executive compensation decisions. Unless our Board modifies its policy on the frequency of holding say-on-pay votes, the next say-on-pay vote will occur at our 2026 Annual General Meeting of Shareholders.
Board Recommendation
The Board recommends a vote “FOR” the approval, on a non-binding, advisory basis, of our named executive officers’ compensation.

CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Principles of Corporate Governance as a framework for the governance of the Company, which is posted on our website located at ir.moonlaketx.com, under “Corporate Governance”.
Our Governance Structure and Philosophy
Our governance practices reflect the environment in which we operate and are designed to support our mission to advance therapies to address significant unmet needs in inflammatory skin and joint diseases. We are a recently public, pre-revenue single-asset clinical-stage biotechnology company in an evolving industry. We are focused on the development of Sonelokimab (“SLK”), a novel tri-specific IL-17A and IL-17F inhibiting Nanobody, that we exclusively licensed from Merck Healthcare KGaA, Darmstadt, Germany (“MHKDG”) and that has the potential, based on response levels seen in clinical trials, to drive disease modification in dermatology and rheumatology patients. We expect to submit a first Biologics License Application for SLK in 2026 and, subject to FDA approval, a first commercial launch in the U.S. in 2027.
Like other companies in the biotechnology industry, we face extreme share price and volume fluctuations that are often unrelated or disproportionate to our operating performance. With these business environment considerations in mind, the Board put in place our current governance structure to enable the management team to act with deliberation and to focus on delivering long-term value to shareholders and protect minority investors from the interests of potentially short-sighted investors who may seek to act opportunistically and not in the best interests of the Company or shareholders generally. This structure includes the following elements:
•
Classified board: our directors serve three-year terms, with approximately 1/3 of the Board (instead of the entire Board) elected at each annual general meeting. This helps to provide stability and continuity, permitting directors to develop and share institutional knowledge and focus on the long term, and encourages shareholders to engage directly with the Board and management team regarding significant corporation transactions.

•
Supermajority voting: the voting standard for most items at a general meeting is a simple majority vote, but a 2/3 supermajority vote is needed to, among other things, amend our MAA and to remove directors. This helps protect against a small group of shareholders acting to amend our governing documents or to remove directors for reasons that may not be in the best interests of all shareholders.

•
Plurality voting for directors: our directors are elected by a plurality of votes cast (instead of a simple majority of votes cast), meaning the nominees with the most votes are elected. This helps avoid potential disruption to the Board and management team as a result of a “failed election”.

•
Shareholders cannot call general meetings: shareholders can propose business at each annual general meeting (in accordance with our advance notice provisions of our MAA and Rule 14a-8), but cannot call a shareholder vote in between annual general meetings. This helps avoid unnecessary diversion of Board and management time (potentially at the request of a limited number of shareholders acting to further short-term special interests) from executing on our long-term strategy.

Recognizing that the Company’s operating environment continues to evolve and that governance practices should not be static as a matter of course, the Board annually evaluates our governance structure to confirm it remains in the best interests of the Company and shareholders and values input from our shareholders on this topic.
Board Composition
Director Nomination Process
The Nominating Committee is responsible for, among other things, overseeing succession planning for directors and building a qualified board to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of shareholders. In this regard, the committee is charged with developing and recommending Board membership criteria to the Board for approval, evaluating the composition of the Board annually to assess the skills and experience that are currently represented on the Board and the skills and experience that the Board may find valuable in the future, and identifying, evaluating and recommending potential director candidates.

In identifying potential candidates for Board membership, the Nominating Committee considers recommendations from directors, shareholders, management and others, including, from time to time, third-party search firms to assist it in locating qualified candidates. Once potential director candidates are identified, the committee, with the assistance of management, undertakes a vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the committee, as well as other members of the Board and the CEO, may conduct interviews with the candidates. If the committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the full Board for appointment or nomination and to the shareholders for election at the annual general meeting.
Criteria for Board Membership
In assessing potential candidates for Board membership and in assessing Board composition, the Nominating Committee considers a wide range of factors and generally seeks to balance the following skills, experiences and backgrounds on the Board:
•
Biotechnology & Related Industry Experience: experience within the biotechnology, pharmaceuticals, medical technologies or healthcare industries, particularly, experience with biologics and immunology therapeutic areas (e.g., dermatology or rheumatology) or experience in clinical development, operations or research and development.

•	Corporate Governance: experience, whether currently or in the past, serving on other public company boards of directors.
•
Diverse Perspectives: contributes to a diversity of occupations, perspectives and backgrounds on the Board, including with respect to skills, experiences, gender, race/ethnicity and sexual orientation.

•	Finance & Accounting: experience or expertise in finance, accounting, investment analysis, financial reporting processes and capital markets.
•
Sales & Marketing: experience overseeing or driving product sales, marketing and commercialization, particularly in the biotechnology and pharmaceuticals industries and in the context of payor or reimbursed and regulated markets.

•	Science & Research: scientific knowledge related to biotechnology and related industry experience, and experience in related research and clinical development.
•	Senior Leadership: experience serving in a leadership role of an organization, including driving strategy execution, organizational growth and managing human capital.
The Nominating Committee generally believes it is important for all Board members to possess the highest personal and professional ethics, integrity and values, an inquisitive and objective perspective, a sense for priorities and balance, the ability and willingness to devote sufficient time and attention to Board matters, and a willingness to represent the long-term interests of all our shareholders.
In addition to the factors discussed above, the Board and the Nominating Committee actively seek to achieve a diversity of occupations, perspectives and backgrounds on the Board. As part of the search process for new directors, the Nominating Committee seeks to include qualified candidates with diverse backgrounds in the pool from which the Committee selects the nominees with the skills, experience and qualifications that it believes best support the Company in the context of the Board as a whole. The Nominating Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board. For example, our current Board of six directors includes one director (16%) who self-identifies as female and one director (16%) who self-identifies as racially/ethnically diverse.
Shareholder Recommendations for Directors
It is the Nominating Committee’s policy to consider written recommendations from shareholders for director candidates. The committee considers candidates recommended by our shareholders in the same manner as a candidate recommended by other sources. Any such recommendations should be submitted to the committee as described under “Shareholder Communications” and should include the same information required under our MAA for nominating a director, as described under “Shareholder Proposals and Director Nominations for Next Year’s Annual General Meeting”.

Director Time Commitments
While Board members benefit from service on the boards of other companies and such service is encouraged, under the Board’s Principles of Corporate Governance, directors are expected to limit the number of other boards on which they serve so as not to interfere with their service as a director of the Company. Directors are expected to advise the Chairperson of the Nominating Committee before accepting a seat on the board of another company.
Board Leadership Structure
Mr. Sturge serves as our independent Chairperson while Dr. Santos da Silva serves as our CEO. Our Principles of Corporate Governance provide our Board with the flexibility to combine or separate the positions of Chairperson and CEO. Currently, the Board believes that the roles of Chairperson and CEO should be separate and that the Chairperson should be an independent director as this structure enables our independent Chairperson to oversee corporate governance matters and our CEO to focus on leading the Company’s business. At any time when there is not an independent Chairperson, the Board will designate an independent director to serve as lead director.
The independent directors have the opportunity to meet in executive sessions without management present at every regular Board meeting and at such other times as may be determined by the Chairperson. The purpose of these executive sessions is to encourage and enhance communication among the independent directors.
The Board believes that its programs for overseeing risk, as described under “Board Risk Oversight”, would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.
Director Independence
Nasdaq listing rules require a majority of a listed company’s board of directors to be comprised of independent directors who, in the opinion of the board of directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the Exchange Act.
Our Board undertook a review of its composition and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, our Board has determined that Messrs. Sturge and Loy, Drs. Phillips and Xavier, and Ms. Moukheibir qualify as “independent directors” as defined by the Nasdaq listing rules. Dr. Santos da Silva is not deemed to be independent under Nasdaq listing rules by virtue of his employment with the Company. Former director Dr. Kara Lassen was independent under Nasdaq listing rules during the period she served on our Board.
Our Board also determined that each of the directors currently serving on the Audit Committee and the Compensation Committee satisfy the additional independence criteria applicable to directors on such committees under Nasdaq listing rules and the rules and regulations established by the SEC.

Board Committees
Our Board has a separately designated Audit Committee, Compensation Committee and Nominating Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter, which is posted on our website located at ir.moonlaketx.com, under “Corporate Governance”.

Name	Audit Committee	Compensation Committee	Nominating Committee
Dr. Jorge Santos da Silva
Simon Sturge	X		Chair
Spike Loy	X	X
Catherine Moukheibir	Chair	X
Dr. Andrew Phillips		Chair	X
Dr. Ramnik Xavier
# of Meetings in 2024	4	2	2

Audit Committee. The primary responsibilities of our Audit Committee are to oversee the accounting and financial reporting processes of the Company, including the audits of the Company’s financial statements, the integrity of the financial statements and the annual review of the performance, effectiveness and independence of the outside auditor. This includes reviewing the financial information provided to shareholders and others and the adequacy and effectiveness of the Company’s internal controls. The committee also makes recommendations to the Board as to whether financial statements should be included in the Company’s Annual Report on Form 10-K.
Ms. Moukheibir qualifies as an “audit committee financial expert”, as that term is defined in the rules and regulations established by the SEC, and all members of the Audit Committee are “financially literate” under Nasdaq listing rules.
Compensation Committee. The primary responsibilities of our Compensation Committee are to periodically review and approve the compensation and other benefits for our senior officers and directors. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our senior officers, evaluating the performance of these officers in light of the goals and objectives and setting the officers’ compensation based on those evaluations. The committee also administers and makes recommendations to the Board regarding equity incentive plans that are subject to the Board’s approval and approves the grant of equity awards under the plans.
The Compensation Committee may delegate its authority to one or more subcommittees. The committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. Even where the committee does not delegate authority, our executive officers will typically make recommendations to the committee regarding compensation to be paid to our employees and the size of equity awards under our equity incentive plans but will not be present during voting or deliberations on their own compensation. The committee has the authority to engage outside advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The committee engaged Deloitte AG (“Deloitte”) in 2024 to provide advice regarding the amount and form of executive and director compensation.
Compensation Committee Interlocks and Insider Participation. None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Nominating Committee. The primary responsibilities of our Nominating Committee are to engage in succession planning for the Board, develop and recommend to the Board criteria for identifying and evaluating qualified director candidates and make recommendations to the Board regarding candidates for election or reelection to the Board at each annual shareholders’ meeting. In addition, the committee is responsible for overseeing our corporate governance practices and making recommendations to the Board concerning corporate governance matters. The committee is also responsible for making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees.

Board Risk Oversight
We believe that risk management is an important part of establishing and executing on the Company’s business strategy. Our Board, as a whole and at the committee level, focuses its oversight on the most significant risks facing the Company and on the Company’s processes to identify, prioritize, assess, manage and mitigate those risks. The committees oversee specific risks within their purview, as follows:
•
The Audit Committee has overall responsibility for overseeing the Company’s practices with respect to risk assessment and management. Additionally, the committee is responsible for overseeing management of risks related to our accounting and financial reporting processes, and information technology and cybersecurity.

•	The Compensation Committee is responsible for overseeing management of risks related to our compensation policies and programs.
•	The Nominating Committee is responsible for overseeing management of risks related to director succession planning and corporate governance practices.
Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for assessing and managing risks, including implementing processes and controls to mitigate their effects on the Company.
Other Corporate Governance Practices and Policies
Director Attendance
The Board met four times during the year ended December 31, 2024. Each member of the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was on the Board or committee.
Directors are encouraged to attend the annual general meeting of shareholders. Six of our directors then serving on the Board attended our 2024 Annual General Meeting of Shareholders.
Shareholder Communications
Shareholders and other interested parties may communicate with our Board or a particular director by sending a letter addressed to the Board or a particular director to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. These communications will be compiled and reviewed by our Corporate Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).
To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various constituencies, including shareholders, on behalf of the Company. Directors may participate in discussions with shareholders and other constituencies on issues where Board-level involvement is appropriate. In addition, the Board is kept informed by Company management of the Company’s shareholder engagement efforts.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics (the “Conduct and Ethics Code”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Among other things, the Conduct and Ethics Code establishes certain guidelines and principles relating to (i) compliance with laws and regulations, (ii) conflicts of interest, (iii) corporate opportunities, (iv) gifts, (v) confidentiality, (vi) protection and use of Company assets, (vii) record keeping, (viii) environmental, health and safety, (ix) discrimination and harassment, (x) prohibition against payments to government personnel and (xi) insider information and securities trading, as well as establishes internal reporting and compliance procedures.

A copy of the Conduct and Ethics Code is available on our website at ir.moonlaketx.com, under “Corporate Governance”. We intend to disclose future amendments to certain provisions of the Conduct and Ethics Code, and waivers of the Conduct and Ethics Code granted to executive officers and directors, on our website within four business days following the date of the amendment or waiver. Our Board is responsible for applying and interpreting the code in situations where questions are presented to it.
Director Compensation
Our Board has adopted a director compensation program pursuant to which members of our Board who are not employees or officers of our Company or our affiliates receive the following cash retainers, payable quarterly in advance:
•	Annual cash retainer of $40,000;
•	Cash retainer of $35,000 for service as the Chairperson of the Board;
•	Cash retainer of $17,500 for service as chairperson and $7,500 for service other than as chairperson of the Audit Committee;
•	Cash retainer of $12,000 for service as chairperson and $5,000 for service other than as chairperson of the Compensation Committee;
•	Cash retainer of $8,000 for service as chairperson and $4,000 for service other than as chairperson of the Nominating Committee; and
•	Cash retainer of $35,000 for service on non-Board committees of the Company, including the Scientific Advisory Board.
In addition, in 2024, each of our non-employee directors other than Dr. Lassen received a grant of 7,688 share options on June 6, 2024 under the MoonLake Immunotherapeutics 2022 Equity Incentive Plan (the “Incentive Plan”) that vest in full on the earlier of (i) the one-year anniversary of the date of grant, (ii) the next annual general meeting of shareholders and (iii) the date of a Change of Control (as defined in the Incentive Plan), subject to continued service through such date. Dr. Lassen waived her right to receive such grant.
Members of our Board are also eligible to receive reimbursement for reasonable travel and miscellaneous expenses incurred in attending meetings and activities of our Board and its committees. Additionally, directors who are also members of the board of directors of MoonLake AG (Messrs. Sturge and Loy and Dr. Phillips) are reimbursed for business expenses reasonably incurred in connection with such services.
2024 Non-Employee Director Compensation
The following table summarizes information concerning the compensation awarded to, earned by and paid to the non-employee directors for services rendered to the Company for the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Simon Sturge	$90,500	$225,005	$315,505
Dr. Kara Lassen(3)	$44,000	—	$44,000
Spike Loy(4)	$52,500	$225,005	$277,505
Catherine Moukheibir	$62,500	$225,005	$287,505
Dr. Andrew Phillips	$56,000	$225,005	$281,005
Dr. Ramnik Xavier	$75,000	$225,005	$300,005

(1)
Amounts shown under the “Options Awards” column are calculated using the Black-Scholes option valuation model. While the amounts shown are computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, the actual value, if any, that a non-employee director may realize from the options are contingent upon the excess of the share price over the exercise price, if any, on the date the award is exercised. For a discussion of the assumptions made in the valuation of options granted in 2024, see Note 14 — “Share-based Compensation” of our audited consolidated financial statements as of and for the period ended December 31, 2024 in our Annual Report on Form 10-K for further information.

(2)	The following table provides information on the aggregate number of outstanding share option awards for each non-employee director as of December 31, 2024.

Name	Aggregate Number of Outstanding Options (#)
Simon Sturge	63,985
Dr. Kara Lassen(3)	—
Spike Loy(4)	18,985
Catherine Moukheibir	63,985
Dr. Andrew Phillips	63,985
Dr. Ramnik Xavier	63,985

(3)	Dr. Lassen resigned from the Board effective as of December 31, 2024.
(4)
Pursuant to a certain agreement entered into between Mr. Loy and BVF Partners L.P. (“Partners”), Mr. Loy is obligated to transfer to Partners the economic benefit, if any, received upon the sale of the shares issuable upon the exercise of his options.

EXECUTIVE OFFICERS
Biographical and other information regarding our executive officers is set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age (as of April 22)	Position
Dr. Jorge Santos da Silva(1)	48	Chief Executive Officer; Director
Matthias Bodenstedt	37	Chief Financial Officer
Dr. Kristian Reich	59	Chief Scientific Officer

(1)	For Dr. Santos da Silva’s biographical information, see “Information Regarding Director Nominees and Continuing Directors” above.
Matthias Bodenstedt has served as Chief Financial Officer of our Company since April 2022. He previously served as the Chief Financial Officer of MoonLake AG from July 2021 until the Merger Closing. He has served as a director of our subsidiaries, MoonLake Immunotherapeutics Ltd. (“MoonLake Ltd.”) and MNLK Immunotherapeutics Unipessoal Lda since September 2021 and November 2023, respectively. Prior to joining our Company, from October 2011 to June 2021, Mr. Bodenstedt was a Partner at McKinsey & Company, Inc., a consulting firm, in Germany and Switzerland, where he advised a diverse set of clients, ranging from pre-revenue biotechnology companies to large global pharmaceutical companies. Mr. Bodenstedt has experience in financing, mergers and acquisitions, business development and licensing, portfolio strategy, and go-to-market strategy and execution. Mr. Bodenstedt holds an M.B.A. from Columbia Business School (New York), an M.Phil. in Finance from the University of Cambridge (United Kingdom), and B.Sc. in Industrial Engineering from the University of Hannover (Germany).
Dr. Kristian Reich has served as Chief Scientific Officer of our Company since April 2022. He is a co-founder of MoonLake AG and served as its Chief Scientific Officer from May 2021 until the Merger Closing. Dr. Reich has more than 25 years of experience as a global clinical leader in dermatology and immunology, with more than 300 peer-reviewed publications in mucosal and skin immunology. He received the Herbert-Herxheimer Research Prize from the German Society for Allergology and Clinical Immunology and the Stars of the Academy Award for achievements in psoriasis from the American Academy of Dermatology. Dr. Reich has served as a Guest-Professor for Translational Research in Inflammatory Skin Diseases at the University Medical Center Hamburg-Eppendorf, Germany, since April 2019. From 2005 to 2015, he served as managing partner at the Dermatologikum Hamburg, a private outpatient dermatology clinic, and he has served as a self-employed partner at the Dermatologikum Berlin, a private outpatient dermatology clinic, since 2013. Between 1996 and 2005, he held several clinical and teaching positions at the Department of Dermatology, Georg-August-University Goettingen, Germany, including most recently serving as University Professor and Vice Director of the Department of Dermatology. Dr. Reich is an independent medical director and founder of JeruCON Beratungsgesellschaft mbH Hamburg, where he is a self-employed consultant. Since 2016, Dr. Reich also serves as a medical advisor for TFS HealthScience, a contract research organization. Dr. Reich is also a member of the board of directors of Derma2go AG (Zürich, Switzerland), a privately held teledermatology company, Dermagnostix GmbH (Freiburg, Germany), a privately-held diagnostic medical device company and ProDerma Foundation (Hamburg, Germany), a charitable foundation focusing on dermatological research. Dr. Reich was accredited in Dermatology and Venerology in 2000 and in Allergology in 2003. He received his Dr. med. (M.D. equivalent) from the Technical University Munich (Germany) and his Venia legendi (Ph.D. equivalent) in Dermatology and Venerology from the Georg-August-University (Germany).

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
In this Compensation Discussion and Analysis (“CD&A”), we provide an overview of our compensation philosophy and each element of our executive compensation program with regard to the compensation awarded to, earned by, or paid to our named executive officers (the “NEOs”) during our fiscal year ended December 31, 2024.
For the fiscal year ended December 31, 2024, our NEOs, which consisted of all of our executive officers during the year, were:

Name	Position
Dr. Jorge Santos da Silva	Chief Executive Officer; Director
Matthias Bodenstedt	Chief Financial Officer
Dr. Kristian Reich	Chief Scientific Officer

Business Highlights
In 2024, we successfully progressed with the development of SLK and made the transition to a late-stage biotechnology company. Business highlights included:
•	Presented positive 24-week data from our Phase 2 ARGO trial of SLK in Psoriatic Arthritis, showing that continued treatment with SLK led to significant improvements across all key outcomes
•
Conducted successful end-of-Phase 2 interactions with the U.S. Food and Drug Administration and the E.U. European Medicines Agency to advance SLK into Phase 3 clinical studies in Hidradenitis Suppurativa and Psoriatic Arthritis

•	Announced the screening of the first patients in the Phase 3 VELA program in Hidradenitis Suppurativa and in the Phase 3 IZAR program in Psoriatic Arthritis
•
Initiated clinical studies of SLK in additional indications, including a Phase 3 trial in adolescent patients with Hidradenitis Suppurativa (the VELA-TEEN trial), a Phase 2 trial in patients with Palmoplantar Pustulosis (the LEDA trial) and a Phase 2 trial in patients with Axial Spondyloarthritis (the S-OLARIS trial)

•	Signed a three-year technology partnership with Komodo Health to advance research on inflammatory skin and joint conditions utilizing Komodo’s technology and real-world data
•	Raised $52.5 million in additional capital to support the continued development of SLK and securing a projected cash runway to at least the end of 2026
•	Grew company from approximately 50 to approximately 100 employees
Shareholder Advisory Vote on Executive Compensation
Each year, our shareholders are provided the opportunity to cast an advisory vote on the compensation of our named executive officers, or the “say-on-pay” vote, and the Compensation Committee considers the outcome of the prior year’s say-on-pay vote when making decisions relating to the compensation of our named executive officers and our executive compensation programs. We received 99% support for our say-on-pay proposal at our 2024 Annual Meeting, representing overall support of our executive compensation programs. We did not make any changes to our executive compensation programs as a result of the say-on-pay vote.
Compensation Highlights
Our Compensation Committee believes that executive compensation should be directly linked to short-term and long-term performance. A few of the key decisions made by the Compensation Committee aligned with such philosophy are as follows:
Modest base salary adjustments: Base salaries for our named executive officers increased in July 2024 by 5.0% in local currency. Salary increases were generally based on competitive market positioning and take into account individual responsibilities, performance and experiences.

Discretionary annual bonuses. Annual bonuses for our named executive officers paid out at 150% of target, based on a review of each named executive officer’s achievement of annual goals and objectives during the year.
No annual equity awards: In 2024, none of our named executive officers received any equity awards.
Compensation Philosophy and Objectives
Our executive officer compensation program focuses on attracting, retaining and reward executive officers in order to promote our long-term success. In setting compensation levels and designing the elements of our program, we seek to establish overall compensation levels that are internally equitable and competitive with the talent market. We regularly review our executive officer compensation program with the goal of motivating our executive team to achieve our strategic goals and aligning them with the interests of our shareholders.
The Compensation Committee has historically compensated executive officers with three primary compensation components: a base salary, an annual bonus opportunity, and, at times, equity-based compensation. The Compensation Committee believes that cash compensation in the form of base salary and an annual bonus opportunity provides our executive officers with short-term rewards for success in achieving annual goals and objectives, and that long-term compensation through the grant of equity awards aligns the objectives of management with those of our shareholders with respect to long-term performance and success of the Company.
In setting compensation levels for our executive officers, the Compensation Committee considers a variety of factors, including peer group survey data, tenure, role, responsibilities, performance, and competitive market practices. Compensation paid to our named executive officers is delivered primarily through at-risk pay, based on both short-term and long-term incentives.
In addition to our compensation elements, the following compensation program features are designed to align our executive team’s interests with shareholder interests and market best practices.
Best Practice Highlights

Use of Independent Compensation Consultant. The Compensation Committee receives objective advice from its independent compensation consultant.
Modest Perquisites. NEOs receive only modest perquisites.
Clawback Policy. The Board has adopted a clawback policy applicable to all incentive payments and performance-based equity awards granted to executive officers.

Peer Group Analysis. The Company reviews total direct compensation (base salary, annual cash incentive and long-term incentive payments) and the mix of the compensation components for the named executive officers relative to the peer group as one of the factors in determining if compensation is adequate to attract and retain executive officers.

No Hedging. The Company has adopted a policy prohibiting hedging and pledging of Company stock.
No Excise Tax Gross-Ups. Our named executive officers are not entitled to any such gross-up.

Process for Setting Compensation
Our Board and Compensation Committee review compensation practices and philosophy annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, they consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short-and long-term results that are in the best interests of our shareholders and our desire to incentivize a long-term commitment to our Company. While we do not establish compensation levels based solely on benchmarking, pay practices at other companies are an important factor that the Compensation Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus and long-term incentives.
Our Compensation Committee is responsible for approving all executive compensation matters. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the CEO for all executives other than the CEO. Based on those discussions and its discretion, taking into account the factors noted

above, the Compensation Committee then determines the compensation for each executive officer. In 2024, the Compensation Committee retained the services of Deloitte as its external compensation consultant, and the Compensation Committee considered Deloitte’s input on certain compensation matters as it deemed appropriate. Pursuant to the factors set forth in Item 407 of Regulation S-K of the Exchange Act, the Compensation Committee has reviewed the independence of Deloitte and conducted a conflicts of interest assessment (taking into consideration factors specified in the Nasdaq listing standards) and has concluded that Deloitte is independent and its work for the Compensation Committee has not raised any conflicts of interest. The Company also engaged Deloitte or its affiliates during fiscal year 2024 to provide services unrelated to executive compensation. These engagements, which were approved by management and of which the Compensation Committee was aware, primarily consisted of accounting-related services. Fees invoiced by Deloitte and its affiliates for services related to executive compensation totaled approximately $15,000 and for additional services totaled approximately $2,039,549 during fiscal year 2024.
Use of a Peer Group
While we do not establish compensation levels based solely on benchmarking, pay practices at other companies are an important factor that the Compensation Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace. Market data is one element considered by the Compensation Committee when making executive compensation decisions, but the Compensation Committee does not set compensation levels based solely on market data. Rather, the Compensation Committee reviews the 25th, 50th and 75th percentiles of relevant market data as one frame of reference in making its executive compensation decisions. Final executive compensation decisions reflect a variety of factors, including each executive’s experience, performance rating, the relative importance of the executive’s role within the organization, as well as where each executive’s pay level falls relative to the market data.
In order to evaluate the level of compensation for our named executive officers for 2024, our Compensation Committee, using information provided by Deloitte, established a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries based on a balance of the following criteria:
•	companies with comparable market capitalizations (i.e., in the range of $696 million to $2,859 million); and
•	companies with headcounts between 36 to 236 employees.
Our 2024 peer group is comprised of the following companies in the biopharmaceutical and biotechnology industries:

Immunovant, Inc.	Bicycle Therapeutics plc
Acelyrin, Inc.	Rapt Therapeutics, Inc.
Dice Therapeutics, Inc.	Vera Therapeutics, Inc.
Verona Pharma plc	Pharvaris N.V.
Summit Therapeutics Inc.	Aclaris Therapeutics, Inc.
Protagonist Therapeutics Inc.

Key Elements of Compensation
Base Salary
Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions, and has been established by our Compensation Committee taking into account each individual’s role, responsibilities, skills and experience. Base salaries for our named executive officers are reviewed annually by our Compensation Committee and adjusted from time to time, to realign salaries with market levels after taking into account individual responsibilities, performance and experiences. For 2024, base salary increases for the NEOs were increased 5% after consideration of the foregoing factors. The 2024 and 2023 base salaries of our NEOs as of December 31st of each year are set forth in the table below. Amounts were converted to U.S. Dollars (USD) from Swiss Francs (CHF) using the exchange rate applicable as of December 31, 2024 (1.1049 USD to 1 CHF):

Name	2024 Base Salary	2023 Base Salary	Percentage Change
Dr. Jorge Santos da Silva	$696,066	$662,920	5%
Matthias Bodenstedt	$551,052	$524,811	5%
Dr. Kristian Reich	$696,066	$662,920	5%

Annual Bonus
Our Compensation Committee may approve annual bonuses for our named executive officers based on a review of Company performance and each named executive officer’s achievement of goals and objectives for the year.
All executive officers are assigned annual bonus targets, expressed as a percent of base salary, based on each executive officer’s accountability, scope of responsibilities, and potential impact on performance, as well as peer group competitive data for similarly situated positions. The table below sets forth the target bonus for each NEO, which are the same as the target bonus opportunities in 2023:

Name	2024 Target Bonus (% of Base Salary)
Dr. Jorge Santos da Silva	55%
Matthias Bodenstedt	50%
Dr. Kristian Reich	55%

Each of our named executive officers is eligible to receive a bonus based on the achievement of reasonable financial and business objectives approved by, in the case of Dr. Santos da Silva, the Board (with input from the Compensation Committee) or, in the case of Mr. Bodenstedt and Dr. Reich, the Compensation Committee (with input from Dr. Santos da Silva). The performance objectives for the named executive officers for fiscal year 2024 were (i) building the Company and its profile with key stakeholders, (ii) delivering the SLK global programs in Hidradenitis Suppurativa and Psoriatic Arthritis, and (iii) securing financial stability. As determined by the Board or Compensation Committee, as applicable, each of Drs. Santos da Silva and Reich earned a payment of CHF 519,750 and Mr. Bodenstedt earned a payment of CHF 374,063 with respect to the achievement of their respective performance objectives for fiscal year 2024, reflecting a 150% achievement of their targets.
Long-Term Incentive Compensation
None of the named executive officers received any equity awards in 2024. In February 2025, each of the named executive officers received an equity award in the form of either restricted stock awards or stock options, depending on the employee’s election with a grant date fair value targeted at $4 million (95,763 shares of restricted stock in the case of Dr. Santos da Silva and Mr. Bodenstedt and 139,273 stock options with an exercise price of $41.77 in the case of Dr. Reich). These equity awards will appear in the Grants of Plan-Based Awards table in next year’s proxy statement. The equity awards vest over a four-year period in equal annual installments on each anniversary of the grant date, subject, in each case, to continued service through each such vesting date.
Other Elements of Compensation
Benefits and Perquisites
Each named executive officer is eligible to receive retirement, survivors and disability insurance, as well as accident insurance, according to Swiss law requirements. In addition, MoonLake AG has taken out daily sickness benefits insurance, and is contributing 50% of the premiums with the other 50% contributed by the employees, for

Dr. Santos da Silva and Mr. Bodenstedt, providing salary continuation payments in the amount of 80% of the insured salary, which is capped at CHF 300,000, after a 30 day waiting period for a maximum of 730 days. Due to being subject to social security outside of Switzerland, Dr. Reich is not eligible for the selected insurance plan. In addition, the officers are eligible for reimbursement for justified expenses incurred in the course of their work for MoonLake AG due to travel and other expenses. The named executive officers also received housing allowances during fiscal year 2024.
MoonLake AG operates a defined benefit pension plan (the “MoonLake AG Swiss Plan”) in accordance with local Swiss regulations and practices. It covers all of MoonLake AG’s employees that are subject to Swiss social security, including the named executive officers (other than Dr. Reich) and provides benefits in the event of death, disability, or retirement. MoonLake AG makes contributions to a retirement arrangement governed by German law on behalf of Dr. Reich. Dr. Reich’s retirement arrangement program is a defined contribution type structure whereby MoonLake AG makes contributions to a German government regulated pension plan.
Employment and Severance Terms
MoonLake AG entered into employment agreements with each of Drs. Santos da Silva and Reich on April 30, 2021, as subsequently amended on September 21, 2021 for Dr. Santos da Silva and on November 8, 2021 for Dr. Reich, and with Mr. Bodenstedt on May 10, 2021, as subsequently amended on June 22, 2021 (the “Executive Employment Agreements”, and each an “Executive Employment Agreement”). The Executive Employment Agreements are based on the same general form, and the material terms of the agreement are summarized below. The Executive Employment Agreements are governed by Swiss law.
The terms of the Executive Employment Agreements with each of Dr. Santos da Silva and Mr. Bodenstedt commenced on July 1, 2021. The term of the Executive Employment Agreement with Dr. Reich commenced on May 17, 2021. The initial terms of these agreements ran through May 1, 2023, except for Mr. Bodenstedt’s agreement, which provides for an indefinite term. Under the agreements with Drs. Santos da Silva and Reich, either the executive or MoonLake AG could have terminated the Executive Employment Agreement at the end of such initial term by providing six months’ notice. Since no such notice was provided under such agreements, the terms of the Executive Employment Agreements were extended for an indefinite period, and employment will be terminable by either party by providing six months’ notice. The Executive Employment Agreement with Mr. Bodenstedt provides for termination of his employment by either party by providing six months’ notice beginning on August 31, 2022.
The Executive Employment Agreements provided for initial levels of annual base salary and target bonus opportunity, which were subsequently increased. The Executive Employment Agreements also contain provisions relating to certain payments upon a termination of employment as described in further detail under the section titled “Potential Payments Upon Termination or Change of Control”. It is the Compensation Committee’s belief that the Executive Employment Agreements are necessary from a competitive perspective and contribute to the stability of the management team.
Other Policies
Clawback Policy
We have adopted an Incentive Compensation Clawback Policy, which is intended to comply with the requirements of Nasdaq Listing Standard 5608 implementing Rule 10D-1 under the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.
Insider Trading Policies and Prohibitions on Hedging and Pledging
We have adopted insider trading policies and procedures governing the purchase, sale and other transactions in Company securities by the Company’s directors, officers, employees, consultants and contractors, as well as the Company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards.

Our insider trading policy prohibits our directors, officers, employees, consultants and contractors from engaging in (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) hedging transactions.
Practices on Timing of Equity Awards
We do not have any program, plan or obligation that requires us to grant equity awards on specified dates. We also do not have any program, plan or practice to time award dates of stock option grants to our executive officers in coordination with the release of material nonpublic information and typically aim to make equity grants during an open trading window. Equity awards may occasionally be granted following a significant change in job responsibilities or to meet special retention or performance objectives. During 2024, the Compensation Committee did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Risk Management
For fiscal year 2024, the Company conducted its annual review of executive and non-executive compensation programs, with particular emphasis on incentive compensation plans and programs. Based on this review, the Company evaluated the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balanced compensation opportunities and risk. Furthermore, the Compensation Committee retains its own independent compensation consultant to provide input on executive pay matters, meets regularly, and approves all performance goals, award vehicles, and pay opportunity levels for named executive officers. As a result of this evaluation, the Company concluded that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.

Report of the Compensation Committee
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024.
This report is provided by the following directors, who serve on the Compensation Committee:
Dr. Andrew Phillips (Chair)
Catherine Moukheibir
Spike Loy

2024 Summary Compensation Table
The following table summarizes the compensation awarded to, earned by or paid to our NEOs for 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Dr. Jorge Santos da Silva. Chief Executive Officer	2024	698,245	574,254	—	109,913	23,626	1,406,038
	2023	586,333	589,819	—	—	22,063	1,198,215
	2022	460,275	632,878	3,362,817	—	21,411	4,477,381
Matthias Bodenstedt Chief Financial Officer	2024	552,777	413,289	—	44,687	21,802	1,032,555
	2023	446,837	424,491	—	—	20,269	891,597
	2022	324,900	243,675	5,044,225	—	19,670	5,632,470
Dr. Kristian Reich Chief Scientific Officer	2024	698,245	574,254	—	—	30,440	1,302,939
	2023	586,333	589,819	—	—	54,752	1,230,904
	2022	460,275	632,878	3,362,817	—	109,786	4,565,756

(1)
Represents all amounts earned as salary during the applicable fiscal year. For fiscal year 2024, the salary amounts have been converted to U.S. Dollars (USD) from Swiss Francs (CHF) using the exchange rate applicable on the last day of each calendar month (January 31, 2024: 1.160 USD to 1 CHF; February 29, 2024: 1.136 USD to 1 CHF; March 31, 2024: 1.112 USD to 1 CHF; April 30, 2024: 1.095 USD to 1 CHF; May 31, 2024: 1.105 USD to 1 CHF; June 30, 2024: 1.114 USD to 1 CHF; July 31, 2024: 1.132 USD to 1 CHF; August 31, 2024: 1.186 USD to 1 CHF; September 30, 2024: 1.186 USD to 1 CHF; October 31, 2024: 1.152 USD to 1 CHF; November 30, 2024: 1.135 USD to 1 CHF; December 31, 2024: 1.105 USD to 1 CHF). For fiscal year 2023, the salary amounts have been converted to U.S. Dollars (USD) from Swiss Francs (CHF) using the exchange rate applicable on the last day of each calendar month (January 31, 2023: 1.085 USD to 1 CHF; February 28, 2023: 1.067 USD to 1 CHF; March 31, 2023: 1.088 USD to 1 CHF; April 30, 2023: 1.117 USD to 1 CHF; May 31, 2023: 1.104 USD to 1 CHF; June 30, 2023: 1.111 USD to 1 CHF; July 31, 2023: 1.149 USD to 1 CHF; August 31, 2023: 1.135 USD to 1 CHF; September 30, 2023: 1.096 USD to 1 CHF; October 31, 2023: 1.106 USD to 1 CHF; November 30, 2023: 1.143 USD to 1 CHF; December 31, 2023: 1.192 USD to 1 CHF). For fiscal year 2022, the salary amounts have been converted to USD from CHF using the exchange rate of 1.083 USD to 1 CHF as of December 31, 2022.

(2)
Represents amounts earned based on the achievement of performance goals determined in accordance with each officer’s employment agreement. For fiscal year 2024, the bonus amounts have been converted to USD from CHF using the exchange rate of 1.105 USD to 1 CHF as of December 31, 2024. For fiscal year 2023, the bonus amounts have been converted to USD from CHF using the exchange rate of 1.192 USD to 1 CHF as of December 31, 2023. For fiscal year 2022, the bonus amounts have been converted to USD from CHF using the exchange rate of 1.083 USD to 1 CHF as of December 31, 2022.

(3)
For 2024 and 2023, no new share awards were granted to the named executive officers. For 2022, amounts shown in the “Share Awards” column reflect shares of MoonLake AG that were acquired by each of the named executive officers pursuant to the Employee Share Participation Plan (“ESPP”) at a nominal value of CHF 0.10 per share and that are subject to service-based vesting over a period of four years from the date of grant. Unvested shares are subject to repurchase by MoonLake AG in the event our employment relationship with the executive officer is terminated. Given such service-based vesting, we recognized the shares in accordance with FASB ASC Topic 718 as share-based compensation, and estimated the fair value of the shares granted in 2022 at $336.39 per share. See Note 14 — “Share-based Compensation” of our audited consolidated financial statements as of and for the period ended December 31, 2024 in our Annual Report on Form 10-K for further information.

(4)
The amounts reported in this column represent the aggregate change in the actuarial present value of the named executive officers’ accumulated benefits under all defined benefit and actuarial pension plans in fiscal 2024. For fiscal year 2024, the amounts in this column have been converted to USD from CHF using the exchange rate of 1.105 USD to 1 CHF as of December 31, 2024. The Company qualified as a “smaller reporting company” for the years ending December 31, 2023 and 2022 and was not required to disclose amounts in this column for those periods.

(5)
The amounts reported for all of the named executive officers for 2024 include amounts paid as a housing allowance ($22,434 for Dr. Santos da Silva, $20,610 for Mr. Bodenstedt and $25,430 for Dr. Reich) and, for Dr. Santos da Silva and Mr. Bodenstedt, $1,192 in Company contributions to voluntary sick leave insurance premiums. For Dr. Reich, the amount reported for 2024 further includes $5,010 in Company contributions to a German government regulated pension plan. For fiscal years 2023 and 2024, these amounts have been converted to USD from CHF using the exchange rate applicable on the last day of each calendar month as described in footnote (1) above. For fiscal year 2022, the amounts have been converted to USD from CHF using the exchange rate of 1.083 USD to 1 CHF as of December 31, 2022.

2024 Grants of Plan-Based Awards Table
Our named executive officers did not receive any non-equity incentive plan awards nor any equity awards in fiscal year 2024.
Outstanding Equity Awards at 2024 Fiscal Year End Table
The following table sets forth information regarding outstanding equity awards at the end of 2024 for each of our NEOs.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Dr. Jorge Santos da Silva	January 18, 2022(3)	91,363	4,947,306
Matthias Bodenstedt	January 18, 2022(3)	137,044	7,420,933
Dr. Kristian Reich	January 18, 2022(3)	91,363	4,947,306

(1)	Represents the number of MoonLake Immunotherapeutics Class A Ordinary Shares based on the exchange ratio of 1 share of MoonLake AG into 33.638698 MoonLake Immunotherapeutics Class A Ordinary Shares.
(2)	Based on the closing price of $54.15 on December 31, 2024, which was the last trading day of 2024.
(3)
Represents the remaining unvested portion of 10,000, 15,000 and 10,000 shares of MoonLake AG, respectively, for Drs. Santos da Silva and Reich and Mr. Bodenstedt purchased under the ESPP at a purchase price equal to the nominal value per share of CHF 0.10. Subject to the executive’s continued employment through each applicable vesting date, these shares vest in accordance with the following vesting schedule: (i) 25% of the shares vested on January 18, 2023 and (ii) 2.08% of the shares vest each month thereafter until fully vested. Until such shares fully vest, MoonLake AG may repurchase such shares at a repurchase price equal to such nominal value in the event the employment of the respective officer terminates.

Option Exercises and Stock Vested Table
The following table sets forth information regarding the stock awards vested for our named executive officers during fiscal 2024. None of our named executive officers exercised any stock options during 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dr. Jorge Santos da Silva	83,962	4,067,338
Matthias Bodenstedt	125,943	6,101,008
Dr. Kristian Reich	83,962	4,067,338

Fiscal Year 2024 Pension Benefits
The following table sets forth the pension benefits of the named executive officers as of December 31, 2024.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Dr. Jorge Santos da Silva	MoonLake AG Swiss Plan	3.5	573,576	—
Matthias Bodenstedt	MoonLake AG Swiss Plan	3.5	260,581	—

MoonLake AG Swiss Plan
The MoonLake AG Swiss Plan complies with Swiss tax requirements applicable to broad-based pension plans. Normal retirement age under the MoonLake AG Swiss Plan is 65, for men, and 64, for women. All benefits are immediately vested.

Under the MoonLake AG Swiss Plan, 15% of pensionable salary is contributed as retirement credit with additional contributions for death and disability benefits. MoonLake AG makes 50% of the contributions, and the covered employee makes 50% of the contributions. For 2024, participants received an interest rate of return of 1.75% on retirement assets under the Swiss Federal Law on Occupational Retirement, Survivors’ and Disability Pension Plans (BVG) and 3.50% on extra-mandatory retirement assets. Pensionable salary under the MoonLake AG Swiss Plan is the annual base salary. The Present Value of Accumulated Benefit reported in the table above is the actual account value in the named executive officer’s pension fund, converted to USD from CHF using the exchange rate of 1.105 USD to 1 CHF as of December 31, 2024.
Annual benefits under the MoonLake AG Swiss Plan are calculated at a named executive officer’s retirement date and are equal to a percentage of the named executive officer’s account balance specified in the MoonLake AG Swiss Plan based on his age and retirement year. Under Swiss pension law, participants who were covered by the pension plan of another employer are required to transfer the termination benefit of that pension plan into the MoonLake AG Swiss Plan. Participants are permitted to withdraw part of the termination benefit, or pledge the termination benefit, for home ownership. Valuation assumptions with respect to the MoonLake AG Swiss Plan are included in our audited consolidated financial statements as of and for the period ended December 31, 2024 in our Annual Report on Form 10-K.
Potential Payments Upon Termination or Change of Control
The table below reflects the amount of compensation that would become payable to each of the named executive officers under existing plans and arrangements if that named executive officer’s employment had terminated on December 31, 2024 (pursuant to the executive’s arrangements then in effect) and/or a change of control had occurred on such date, given the named executive officer’s compensation levels as of such date and, if applicable, based on the Company’s closing stock price on that date of $54.15. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including benefits generally available to salaried employees, such as distributions under the Company’s 401(k) plan. The actual amounts that would be paid upon a named executive officer’s termination of employment can be determined only at the time of such named executive officer’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below.
In the event of a termination of employment by either Dr. Santos da Silva or Reich, he will be entitled to receive a prorated payment of his annual bonus based on the level of achievement through the date of termination. In the event of a termination of employment of either such executive by MoonLake AG, the board of directors of MoonLake AG will determine whether a bonus will be paid and the amount to be paid. Mr. Bodenstedt is not eligible for a bonus if at the time of the payment of the bonus, his employment is pending termination.
Each of the Executive Employment Agreements includes an intellectual property assignment agreement, as well as a perpetual covenant prohibiting the officer from utilizing and disclosing confidential information, a non-competition covenant, an employee non-solicitation covenant and a customer non-solicitation covenant. For Drs. Santos da Silva and Reich, each of these covenants is in effect during the employment term and for a period of six months following a termination of employment. For Mr. Bodenstedt, the non-competition covenant is in effect during the employment term and for a period of twelve months following a termination of employment, and the employee non-solicitation covenant and the customer non-solicitation covenant are in effect during the employment term and for a period of eighteen months following a termination of employment. Such non-compete and non-solicitation covenants are referred to herein as the “post-termination restrictive covenants”.
If either Drs. Santos da Silva or Reich terminates his employment, then he is entitled to receive monthly compensation during the duration of such post-termination restrictive covenants in an amount of his last monthly fixed salary (gross). If he terminates his employment without just cause, then MoonLake AG may waive its right to enforce such post-termination restrictive covenants and thereby cease making such post-termination payments to the officer.
If MoonLake AG terminates the officer’s employment, then he is entitled to receive monthly compensation during the duration of such post-termination restrictive covenants in an amount of his monthly fixed salary (gross) plus an amount equal to one-twelfth of his annual target bonus. The officer would be entitled to receive such payments even if MoonLake AG waives its right to enforce the post-termination restrictive covenants.

In the event an officer, including Mr. Bodenstedt, breaches his obligations under the post-termination restrictive covenants, he would owe a contractual penalty to MoonLake AG of CHF 100,000 for each individual breach. MoonLake AG would also be entitled to additional damages and to seek specific performance as a remedy. In addition, the officer would forfeit any remaining amounts that would have otherwise been payable during the duration of the post-termination restrictive covenants, and the officer would be required to repay any payments he previously received during the post-termination restrictive covenant period.
If the post-termination restrictive covenants are unenforceable, lapse or are not effective under applicable law, then Drs. Santos da Silva and Reich will instead receive a severance payment equal to 50% of his then current annual gross salary (plus 50% of his annual target bonus in the event MoonLake AG is the party that terminates employment) payable ratably over the six-month post-termination period.
In the event of a change in control, all unvested equity awards would vest immediately.
Potential Payments Upon Termination or Change of Control Table

Name	Voluntary Termination ($)	Involuntary Termination (Without Cause or for Good Reason) not in Connection with a Change in Control ($)	Involuntary Termination in Connection with a Change in Control (#)	Change in Control ($)
Dr. Jorge Santos da Silva
Base Salary	348,033	348,033	348,033	—
Healthcare	—	—	—	—
Bonus	574,254	430,691	430,691	—
Option Awards	—	—	—	—
Stock Awards	—	—	4,947,306	4,947,306
Total	922,287	778,724	5,726,030	4,947,306
Matthias Bodenstedt
Base Salary	—	—	—	—
Healthcare	—	—	—	—
Bonus	—	—	—	—
Option Awards	—	—	—	—
PSUs	—	—	7,420,933	7,420,933
Total	—	—	7,420,933	7,420,933
Dr. Kristian Reich
Base Salary	348,033	348,033	348,033	—
Healthcare	—	—	—	—
Bonus	574,254	430,691	430,691	—
Option Awards	—	—	—	—
Stock Awards	—	—	4,947,306	4,947,306
Total	922,287	778,724	5,726,030	4,947,306

CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, we are required to calculate and disclose the median of the annual total compensation of all of our employees (excluding our CEO, Dr. Santos da Silva), the annual total compensation of Dr. Santos da Silva, and the ratio of these two amounts.
Our median employee was identified using the entire population of our employees as of December 31, 2024 based on a consistently applied compensation measure, or CACM, that reasonably reflects the annual compensation of our employees. The CACM selected by us for our disclosure was the base salary per December 31, 2024 plus the target bonus opportunity.
Based on the CACM methodology described above, we identified the median employee and calculated the fiscal 2024 compensation for this selected employee in the same manner we determine the annual total compensation of our NEOs for purposes of the Summary Compensation Table. The median of the annual total compensation of all our employees was $128,943. Dr. Santos da Silva’s fiscal 2024 annual total compensation as disclosed in the 2024 Summary Compensation Table was $1,406,038. As a result, our CEO to median employee pay ratio for fiscal 2024 is 10.9:1.
This pay ratio is a reasonable estimate calculated by a method consistent with the SEC requirements, described above, based on our payroll and employment records. As a result of a variety of factors, including employee populations, potential differences in the components used for the CACM, compensation philosophies and certain assumptions, pay ratios reported by other companies may not be comparable to our pay ratio. The pay ratio is not utilized by our management or our Compensation Committee for compensation-related decisions.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Value of Initial Fixed $100 Investment Based On:		Net Loss[7]	Company- Selected Measure[8]
					Total Shareholder Return (“TSR”)[5]	Peer Group TSR[6]
2024	$1,406,038	$(225,066)	$1,167,747	$(800,701)	$548	$80.6	$(118,935,517)
2023	$1,198,215	$17,019,715	$1,061,251	$18,652,222	$611	$79.8	$(36,007,260)
2022	$4,477,381	$2,129,527	$5,099,113	$3,999,495	$106	$74.1	$(49,973,249)

(1)	The dollar amounts reported are the amounts of total compensation reported in our Summary Compensation Table.
(2)
The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as shown below for the most recent fiscal year. Equity values are calculated in accordance with ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid to PEO	2024
Summary Compensation Table Total	$1,406,038
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	—
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	—
Plus, fair value as of vesting date of equity awards granted and vested in the year	—
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	(570,103)
Plus (less), change in fair value from prior fiscal year end to vesting date of equity awards granted in prior years that vested in the year	(1,003,138)
Less, prior year-end fair value for any equity awards forfeited in the year	—
Less, change in accumulated benefits under defined benefit and actuarial pension plans reported in Summary Compensation Table	(109,913)
Plus, aggregate defined benefit and actuarial pension plan service cost and prior service cost	52,050
Plus, dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the Summary Compensation Table Total for the covered fiscal year	—
Compensation Actually Paid to PEO	$(225,066)

(3)
The dollar amounts reported represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding our CEO) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding our CEO) included for purposes of calculating the average amounts in each applicable year are Dr. Reich and Mr. Bodenstedt.

(4)
The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our CEO), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our CEO) during the applicable year. In accordance with the SEC rules, these amounts reflect “Total” as set forth in the Summary Compensation Table for each year, adjusted as shown below for the most recent fiscal year. Equity values are calculated in accordance with ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

Average Compensation Actually Paid to Non-PEO NEOs	2024
Average Summary Compensation Table Total	$1,167,747
Less, average value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	—
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	—
Plus, average fair value as of vesting date of equity awards granted and vested in the year	—
Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	(712,629)
Plus (less), average change in fair value from prior fiscal year end to vesting date of equity awards granted in prior years that vested in the year	(1,253,923)
Less, prior year-end fair value for any equity awards forfeited in the year	—
Less, change in accumulated benefits under defined benefit and actuarial pension plans reported in Summary Compensation Table	(22,343)

Average Compensation Actually Paid to Non-PEO NEOs	2024
Plus, aggregate defined benefit and actuarial pension plan service cost and prior service cost	20,447
Plus, dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the Summary Compensation Table Total for the covered fiscal year	—
Average Compensation Actually Paid to Non-PEO NEOs	$(800,701)

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s stock price at the end and the beginning of the measurement period by the Company’s stock price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2021. No dividends were paid during the periods presented.

(6)	The peer group used for this purpose is the Nasdaq Biotechnology Index.
(7)	The dollar amounts reported represent the amount of net loss attributable to controlling interest shareholders, reflected in the Company’s audited financial statements for the applicable year.
(8)
The Company does not use any financial performance measures to link executive compensation actually paid to Company performance. Consequently, no “Company Selected Measure” is included in the table above.

Analysis of the Information Presented in the Pay versus Performance Table
Our executive compensation program reflects a variable pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid, Cumulative TSR, and Peer Group TSR

Compenstion Actually Paid versus TSR
Total Compensation Actually Paid in $ million
Millions
20.0
15.0
10.0
5.0
0.0
-5.0
$700
$600
$500
$400
$300
$200
$100
$0
Total Shareholder Return
2021
2022
2023
2024
2.13
4.00
17.02
18.65
-0.23
-0.80
100
106
611
548
100
74.1
79.8
80.6
PEO Compensation Actually Paid
Average Non-PEO Compensation Actually Paid
MoonLake Immunotherapeutics TSR
Industry Index (XBI) TSR

Compensation Actually Paid and Net Income (Loss)

Compenstion Actually Paid versus Net Income (Loss)
Total Compensation Actually Paid in $ million
Millions
20.0
15.0
10.0
5.0
0.0
-5.0
$0
-$20
-$40
-$60
-$80
-$100
-$120
-$140
-$160
-$180
-$200
Net Income (Loss) in $Million
2.13
4.00
17.02
18.65
-0.23
-0.80
-50.0
-36.0
-118.9
2022
2023
2024
PEO Compensation Actually Paid
Average Non-PEO Compensation Actually Paid
Net Income (Loss)

Financial Performance Measures
As described in greater detail in the Compensation Discussion and Analysis section, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for our short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The Company does not currently use any financial performance measures to link executive compensation actually paid to our performance. However, the most important performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•	Delivering the SLK global programs in Hidradenitis Suppurativa and Psoriatic Arthritis including study initiation and enrolment as per plans;
•	Securing financial stability by raising capital and managing cash burn; and
•	Building the Company and its profile with key stakeholders including execution against hiring plans.

CERTAIN INFORMATION ABOUT OUR ORDINARY SHARES
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information known to us regarding the beneficial ownership of our voting ordinary shares as of March 15, 2025, by:
•	each shareholder or group of shareholders known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of each class of our voting ordinary shares;
•	each of our directors and nominees;
•	each of our named executive officers; and
•	all of our current directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including any shares that the individual has the right to acquire within 60 days after the date of this table. Unless otherwise indicated, to our knowledge and subject to community property rules, we believe that all persons named in the table below have sole voting and sole investment power with respect to the voting securities beneficially owned by them.
Pursuant to our MAA, each Class A Ordinary Share entitles the holders thereof to one vote per share and such economic rights as are set forth in the MAA, and each Class C Ordinary Share entitles the holders thereof to one vote per share, but carries no economic rights.
The beneficial ownership in the table below is based on 63,474,253 Class A Ordinary Shares and 729,320 Class C Ordinary Shares outstanding as of the date of this table.

Name and Address of Beneficial Owners	Number of Class A Ordinary Shares	% Class A Ordinary Shares	Number of Class C Ordinary Shares	% Class C Ordinary Shares	% Total Voting Power
Named Executive Officers and Directors(1)
Dr. Jorge Santos da Silva	3,078,577	4.9%	196,316	26.9%	5.1%
Dr. Kristian Reich(2)	3,079,503	4.9%	84,367	11.6%	4.9%
Matthias Bodenstedt	616,666	1.0%	294,473	40.4%	1.4%
Dr. Andrew Phillips(3)	48,985	*	—	—	*
Simon Sturge(4)	220,965	*	—	—	*
Spike Loy(3)	18,985	*	—	—	*
Catherine Moukheibir(3)	48,985	*	—	—	*
Dr. Ramnik Xavier(3)	48,985	*	—	—	*
All Current Executive Officers and Directors as a Group (Eight Individuals)(5)	7,161,651	11.2%	575,156	78.9%	12.0%

Greater than Five Percent Holders
Certain funds managed by BVF Partners L.P.(6)	19,751,284	31.1%	—	—	30.8%
Entities affiliated with Bihua Chen(7)	8,494,151	13.4%	—	—	13.2%
Entities affiliated with FMR LLC(8)	6,306,390.86	9.9%	—	—	9.8%
T. Rowe Price Associates, Inc.(9)	3,343,643	5.3%	—	—	5.2%

*	Represents beneficial ownership of less than one percent.
(1)	Unless otherwise noted, the business address of each of the entities or individuals listed is Dorfstrasse 29, 6300 Zug, Switzerland.
(2)
Includes (i) 2,925,573 Class A Ordinary Shares held by JeruCon Beratungsgesellschaft mbH and (ii) 153,930 Class A Ordinary Shares and 84,367 Class C Ordinary Shares held by Dr. Reich. Dr. Reich may be deemed to beneficially own the shares held by JeruCon Beratungsgesellschaft mbH.

(3)	Consists entirely of Class A Ordinary Shares underlying options exercisable within 60 days of the date of this table.
(4)	Consists of (i) 171,980 Class A Ordinary Shares and (ii) 48,985 Class A Ordinary Shares underlying options exercisable within 60 days of the date of this table.

(5)
Consists of (i) 6,946,726 Class A Ordinary Shares, (ii) 214,925 Class A Ordinary Shares underlying options exercisable within 60 days of the date of this table and (iii) 575,156 Class C Ordinary Shares.

(6)
Based on a Schedule 13D/A filed on October 8, 2024 and consists of (i) 10,235,089 Class A Ordinary Shares held by Biotechnology Value Fund, L.P. (“BVF”), (ii) 8,168,838 Class A Ordinary Shares held by Biotechnology Value Fund II, L.P. (“BVF2”), (iii) 1,287,768 Class A Ordinary Shares held by Biotechnology Value Trading Fund OS, L.P. (“Trading Fund OS”) and (iv) 59,589 Class A Ordinary Shares held by a certain managed account (the “Partners Managed Account”). BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. Partners, as the investment manager of each of BVF, BVF2, Trading Fund OS and the Partners Managed Account, and the sole member of Partners OS, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS and held in the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mark Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. Pursuant to a certain agreement entered into between Mr. Loy and Partners, Mr. Loy is obligated to transfer to Partners the economic benefit, if any, received upon the sale of the shares issuable upon the exercise of his options. The business address for each of the entities and Mr. Lambert is 44 Montgomery St., 40th Floor, San Francisco, California 94104.

(7)
Based on a Schedule 13G/A filed on February 14, 2024 and consists of 8,494,151 Class A Ordinary Shares held for the benefit of investment funds for which Cormorant Asset Management, LP serves as the investment manager. Ms. Chen serves as the general partner of Cormorant Asset Management, LP and holds shared voting and dispositive power over the shares. Ms. Chen disclaims beneficial ownership of the shares except to the extent of her pecuniary interest therein. The business address of Ms. Chen is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(8)
Based on a Schedule 13G/A filed on February 12, 2025 and consists of 6,306,390.86 Class A Ordinary Shares. FMR LLC (“FMR”) holds sole voting power over 6,305,635.86 shares and sole dispositive power over 6,306,390.86 shares and Abigail P. Johnson holds sole dispositive power over 6,306,390.86 shares. Ms. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR. Members of the Johnson family, including Ms. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940 to form a controlling group with respect to FMR. The business address of each person and entity listed above is 245 Summer Street, Boston, Massachusetts 02110.

(9)
Based on a Schedule 13G filed on February 14, 2025 and consists of 3,343,643 Class A Ordinary Shares. As investment advisor, T. Rowe Price Associates, Inc. (“Price Associates”) holds sole voting power over 3,309,301 shares and sole dispositive power over 3,343,643 shares. Price Associates disclaims beneficial ownership of the shares. The business address Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table contains information about our equity compensation plans as of December 31, 2024. As of December 31, 2024, we had outstanding awards under the Incentive Plan, as well as outstanding awards under the MoonLake AG Amended and Restated Stock Option Plan (“ESOP”) and the ESPP as described below.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,912,140(1)	$22.79(2)	3,283,077(3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,912,140	$22.79	3,283,077

(1)
Includes (i) 972,478 share options granted under the Incentive Plan; (ii) 2,925 shares of MoonLake AG subject to options granted under the ESOP which may ultimately be converted into 98,393 MoonLake Immunotherapeutics Class A Ordinary Shares issuable under the Incentive Plan and (iii) 25,009 shares of MoonLake AG purchased under the ESPP which, together with 841,269 MoonLake Immunotherapeutics Class C Ordinary Shares, may ultimately be converted into 841,269 MoonLake Immunotherapeutics Class A Ordinary Shares issuable under the Incentive Plan. Please refer to Note 12 — “Shareholders’ Equity” — “Class C Ordinary Shares” of our audited consolidated financial statements as of and for the period ended December 31, 2024 in our Annual Report on Form 10-K for more information regarding the conversion mechanics.

(2)
Reflects the weighted-average exercise price of share options granted under the Incentive Plan and the ESOP. The weighted-average exercise price does not take into account shares of MoonLake AG purchased under the ESPP.

(3)	Represents shares available under the Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a summary of each transaction or series of similar transactions since January 1, 2024, or any currently proposed transaction, to which we were or are a party in which:
•	the amount involved exceeds $120,000; and
•
any of our directors or executive officers, any holder of more than 5% of any class of our voting ordinary shares or any member of his or her immediate family had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the section titled “Executive Compensation” or that were approved by our Compensation Committee.

Beneficial ownership of securities is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to such securities.
Related Party Transactions
Amended and Restated Registration Rights Agreement
On April 5, 2022, MoonLake AG, the Sponsor and the ML Parties, entered into the Amended and Restated Registration Rights Agreement, pursuant to which, among other things, the parties thereto were granted certain customary registration rights with respect to Class A Ordinary Shares beneficially held by them, directly or indirectly, and subject to transfer restrictions with respect to the Class A Ordinary Shares and Class C Ordinary Shares beneficially held by them, as applicable.
Restated and Amended Shareholders’ Agreement
On April 5, 2022, MoonLake AG, Helix and the ML Parties entered into a Restated and Amended Shareholders’ Agreement (the “A&R Shareholders’ Agreement”). With the intent to approximate the rights, obligations and restrictions that an ML Party would enjoy if it were a holder of Class A Ordinary Shares, the A&R Shareholders’ Agreement: (i) imposes certain transfer and other restrictions on the ML Parties, (ii) provides for the waiver of certain statutory rights and (iii) establishes certain mechanics whereby MoonLake and each of the ML Parties are able to effect the conversion of MoonLake AG Common Shares and Class C Ordinary Shares into a number of Class A Ordinary Shares equal to an exchange ratio of 1 MoonLake AG Common Share for 33.638698 Class A Ordinary Shares.
SLK License with MHKDG
In April 2021, MoonLake AG entered into a license agreement and related side letter with MHKDG, a holder of more than 5% of our voting ordinary shares at the time, pursuant to which MoonLake AG acquired the right and license under MHKDG’s patents, licenses, materials and exclusive know-how to develop, manufacture, use, sell, offer for sale, export and import and otherwise commercialize on a world-wide basis (the “License Agreement”). The aggregate purchase price consisted of an upfront cash payment in the amount of $25 million and a transfer of shares in MoonLake AG representing a 9.9% ownership stake in MoonLake AG following the transaction. Subject to the terms of the license agreement, milestone cash payments of up to EUR 307.1 million ($319.3 million using a December 31, 2024 exchange rate) are potentially payable, of which EUR 7.5 million ($8.0 million using the then applicable exchange rate of 1.073 USD per EUR) has been recognized as expensed as of December 31, 2024. Future milestones will become payable upon regulatory filing acceptances in the US, in the European Union and Japan, first commercial sales in these geographies, and meeting certain annual thresholds in global net sales. In addition, the License Agreement requires us to pay royalties within the range of low to mid-teen percent of net sales.
Related Party Transaction Policy
We have adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person (as defined above) are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed to have standing pre-approval by the Audit Committee but may be specifically reviewed if appropriate in light of the facts and circumstances.

Under the policy, if a transaction has been identified as a related person transaction, our Audit Committee must review the material facts and either approve or disapprove of the entry into the transaction. If advance approval of the transaction is not feasible, then the transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified at the next regularly scheduled meeting. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to avoid activities that create or give the appearance of a conflict of interest, and directors and executive officers must consult and seek prior approval of potential conflicts of interest from the Audit Committee. In considering related party transactions, our Audit Committee will take into account the relevant available facts and circumstances including, but not limited to:
•	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and
•	the extent of the related person’s interest in the transaction.
The related party transactions described above were consummated prior to our adoption of the formal, written policy described above, and, accordingly, the foregoing policies and procedures were not followed with respect to these transactions. However, we believe that the terms obtained or consideration that we paid or received, as applicable, in connection with these transactions were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions at such time.

OTHER MATTERS
Shareholder Proposals and Director Nominations for Next Year’s Annual General Meeting
Pursuant to Rule 14a-8 of the Exchange Act, shareholders who wish to submit proposals for inclusion in the proxy statement for the 2026 Annual General Meeting of Shareholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Central European Time) on December 23, 2025 and must comply with Rule 14a-8 of the Exchange Act. The submission of a shareholder proposal does not guarantee that it will be included in the proxy statement.
As set forth in our MAA, if a shareholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2026 Annual General Meeting of Shareholders, the shareholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual general meeting; provided, however, that if the date of the annual general meeting is more than 30 days before or after such anniversary date, the shareholder’s notice must be delivered not later than the later of (x) the close of business on the 90th day prior to such annual general meeting and (y) if the first public announcement of the date of such meeting is less than 100 days prior to the meeting, 10 days following the date of the first public announcement of the meeting date. Therefore, unless the 2026 Annual General Meeting of Shareholders is more than 30 days before or after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than February 5, 2026 and no later than the close of business (6:00 p.m. Central European Time) on March 7, 2026. Any such director nomination or shareholder proposal must be a proper matter for shareholder action and must comply with the terms and conditions set forth in our MAA. If a shareholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition to satisfying the deadlines in the advance notice provisions of our MAA, a shareholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2026 Annual General Meeting of Shareholders must provide the notice required under Rule 14a-19 of the Exchange Act to our Corporate Secretary in writing not later than the close of business (6:00 p.m. Central European Time) on April 6, 2026. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.
Delivery of Documents to Shareholders Sharing an Address
A number of brokerage firms have adopted a procedure approved by the SEC called “householding”. Under this procedure, certain shareholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice and our Annual Report on Form 10-K for the year ended December 31, 2024, until such time as one or more of these shareholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call 41-41-510-8022, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.
Availability of Additional Information
We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, including exhibits, on the written or oral request of any shareholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call the number above.

MoonLake

MOONLAKE IMMUNOTHERAPEUTICS
DORFSTRASSE 29
ZUG, SWITZERLAND 6300

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 4, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70072-P30785 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOONLAKE IMMUNOTHERAPEUTICS

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of the three Class III director nominees to serve until the 2028 Annual General Meeting of Shareholders and until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Dr. Jorge Santos da Silva
02) Simon Sturge
03) Dr. Andrew Phillips

The Board of Directors recommends you vote FOR Proposals 2 and 3:

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V70073-P30785

MOONLAKE IMMUNOTHERAPEUTICS
2025 Annual General Meeting of Shareholders
June 5, 2025 8:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Dr. Jorge Santos da Silva, Dr. Kristian Reich and Matthias Bodenstedt, or any of them, as proxies and attorneys-in-fact, each with the power to act without the others and with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this card, all of the Class A shares and/or Class C shares (as applicable) of MOONLAKE IMMUNOTHERAPEUTICS that the shareholder(s) is/are entitled to vote at the 2025 Annual General Meeting of Shareholders to be held at the offices of Gibson, Dunn & Crutcher LLP, located at 200 Park Avenue, New York, New York 10166 on Thursday, June 5, 2025 at 8:00 a.m. Eastern Time, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof. In the event that any of the nominees named on the reverse side of this card are unavailable for election or unable to serve, the Class A shares and/or Class C shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

Continued and to be signed on reverse side